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Contact: Robert C. Weiner

Vice President, Investor Relations

904-332-3287

PSS WORLD MEDICAL RESPONDS TO FLORIDA Rx PEDIGREE LEGISLATION

Jacksonville, Florida (June 28, 2006) – PSS World Medical, Inc. (NASDAQ:PSSI) announced today that, in response to legislation signed by Governor Jeb Bush yesterday, its Physician Business will heighten the focus on its strategy to procure pharmaceutical products directly from manufacturers. The heightened focus will help reduce the Company’s Physician Business’ dependency on pharmaceutical wholesalers to ensure compliance with drug pedigree laws recently enacted in Florida and anticipated to be followed by other states in the near future. During its fiscal year 2006, the Company generated approximately $3 million of revenue in Florida from the sale of pharmaceutical products sourced from wholesalers and approximately $30 million nationally.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations for both the consolidated company and for each of its businesses in fiscal year 2007, 2008 and 2009; the expected operational cash flow in fiscal years 2007, 2008 and 2009; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal year 2007;expected pharmaceutical product sales in Florida and in all other50 states in FY2007- FY2009; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care, hospice and assisted living customers, for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal years 2007, 2008 and 2009, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.